Exhibit 10.6

DREAMWORKS ANIMATION -- TWENTIETH CENTURY FOX
DISTRIBUTION AND FULFILLMENT SERVICES AGREEMENT
AUGUST 18, 2012

This term sheet (this “Term Sheet”) will confirm the agreement between DreamWorks Animation SKG, Inc. (“DWA Inc.”) and DreamWorks Animation Home Entertainment, Inc. (“DWA Home Entertainment” and, together with DWA Inc., “DWA”), on the one hand, and Twentieth Century Fox Film Corporation (“Twentieth Century Fox”) and Twentieth Century Fox Home Entertainment, LLC (“Fox Home Entertainment” and, together with Twentieth Century Fox, “Fox”), on the other hand, with respect to the distribution by Fox of certain Qualified Pictures (as defined below) and other motion pictures, in each case, produced and/or acquired by DWA or its controlled affiliates, as more fully described herein.
The parties will endeavor in good faith to finalize and execute, within forty-five (45) days following the date hereof, a more formal Distribution Agreement between DWA Inc. and Twentieth Century Fox and a more formal Fulfillment Services Agreement between DWA Home Entertainment and Fox Home Entertainment (together, the “Definitive Agreements”), in each case, to reflect the terms set forth in this Term Sheet (including, without limitation, those express references to DWA’s precedent, which shall be deemed incorporated herein by reference in the form and to the extent publicly available) and as otherwise described in Paragraph 17(m) below. Until the Definitive Agreements are executed, this Term Sheet shall constitute a binding agreement between the parties and shall supersede any prior negotiations and communications, whether written or oral.
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1.	Output Term: The “Output Term” shall be the five (5) year period commencing on January 1, 2013 and expiring on December 31, 2017 (subject to early termination as set forth below).

2.	Licensed Pictures: The following motion pictures will be subject to this Term Sheet and, to the extent of the rights licensed to Fox hereunder, shall be referred to herein as “Licensed Pictures”:

a.
“Qualified Pictures” -- i.e., feature-length animated motion pictures (i) that are produced by DWA or its controlled affiliates (solely or in conjunction with another entity); (ii) that DWA elects to initially theatrically release (with a DWA logo/credit) during the Output Term; and (iii) with respect to which DWA or its controlled affiliates owns and controls all or substantially all distribution rights contemplated to be licensed to Fox hereunder (e.g., other than the Retained Rights, as defined below) throughout the Territory (as defined below), except for a non-material territory or number or territories (e.g., Germany) and/or media to be more fully described in the Definitive Agreements. Qualified Pictures will be distributed by Fox on the terms described in this Term Sheet.

b.
“Optional Pictures” -- i.e., motion pictures that satisfy the requirements of clauses (i) and (ii) of the definition of a Qualified Picture above but not the requirements of clause (iii) thereof. DWA will offer Fox the right to distribute and service the rights owned and controlled by DWA to each Optional Picture for distribution and servicing on the terms contained in this Term Sheet applicable to Qualified Pictures, and Fox shall have ten (10) business days to elect in writing whether or not to so license, distribute and service such rights to such offered Optional Picture.

If Fox fails to so accept in writing any such offered Optional Picture within such ten (10) business day period (including by failure to so respond in writing), the parties shall have no further obligations to each other with respect to such Optional Picture, and DWA shall be free to license and/or exploit such Optional Picture in its sole discretion. If Fox so accepts any such offered Optional Picture within such ten (10) business day period, such Optional Picture shall be treated as a Qualified Picture for all purposes hereunder.

c.
“Existing Pictures” -- i.e., motion pictures that would qualify as Qualified Pictures but for the fact that they were initially theatrically released prior to the Output Term. Existing Pictures will be treated in accordance with Paragraph 4 below.

d.
“Excluded Pictures” -- i.e., live-action or hybrid feature-length theatrical motion pictures that are produced or acquired by DWA or its controlled affiliates. Excluded Pictures shall not be subject to any terms of this Term Sheet nor any Definitive Agreement. For the avoidance of doubt, Excluded Pictures shall not include any Classic Media Pictures.

e.
“Classic Media Pictures” -- i.e., those audiovisual programs, including, without limitation, direct-to-video productions, television series, television specials, bonus DVD material, shorts, etc., currently contemplated to be acquired by DWA as part of the currently pending acquisition of Boomerang Media Holdings II, LLC.  Classic Media Pictures, once acquired by DWA, may be licensed by DWA to Fox (with respect to those territories and/or media determined by DWA) for distribution under this Term Sheet, as determined by DWA in its sole discretion; provided, however, that Fox may elect to reject a given Classic Media Picture submitted by DWA hereunder solely on account of the Viability Exception (in which case, the parties shall have no obligations to each other with respect to such Classic Media Picture hereunder), and the Major Studio Competitor Protection shall not apply.  DWA shall be free to license and/or exploit any Classic Media Pictures in its sole discretion, subject to the Major Studio Competitor Protection.

f.
“Other Pictures” -- i.e., audiovisual programs produced or acquired by DWA or its controlled affiliates that are not Qualified Pictures, Optional Pictures, Classic Media Pictures or Excluded Pictures, including, without limitation, direct-to-video productions, television series, television specials, bonus DVD material, shorts, etc.  Other Pictures may be licensed by DWA to Fox (with respect to those territories and/or media determined by DWA) for distribution under this Term Sheet, as determined by DWA in its sole discretion; provided, however, that Fox may elect to reject a given Other Picture submitted by DWA hereunder solely on account of the Viability Exception (in which case, the parties shall have no obligations to each other with respect to such Other Picture hereunder), and the Major Studio Competitor Protection shall not apply.  DWA shall be free to license and/or exploit any Other Pictures in its sole discretion, subject to the Major Studio Competitor Protection.

For purposes of this Paragraph 2, the following terms will have the following meanings:

1.
“Viability Exception”: shall mean, with respect to a given Other Picture or Classic Media Picture, as applicable, that Fox is able to demonstrate (to DWA’s reasonable satisfaction), within ten (10) business days following written notice from DWA of its intent to license such Other Picture or Classic Media Picture, as applicable, to Fox, that the aggregate projected Gross Receipts and Home Video Gross Receipts in connection with the distribution of the Distribution Rights of such Other Picture or Classic Media Picture, as applicable, are less than the aggregate projected Distribution Expenses and Home

Video Fulfillment Expenses for such Other Picture or Classic Media Picture, as applicable (including Fox’s Distribution Fee and Services Fee) (as each such terms are defined below).

2.	“Major Studio Competitor Protection”: shall mean that DWA will not license any Other Picture or Classic Media Picture, as applicable, to a U.S. major motion picture studio during the Output Term.

3.	Distribution / Servicing Rights:

a.
Rights Licensed / Serviced: To the full extent of the rights owned or controlled by DWA or any controlled affiliate of DWA in and to each Licensed Picture, Fox will be licensed the exclusive right to distribute in all media (or, with respect to home video, transactional VOD (“TVOD”) and electronic sell-through / download-to-own (“EST”), will be exclusively engaged to render fulfillment services with respect to) full-length, linear versions of each applicable Licensed Picture in the Territory (defined below) during the Exploitation Term (defined below), other than the following media (which shall be retained and may be freely exploited by DWA): (i) all forms of television, all forms of VOD (including SVOD, but excluding TVOD), and other digital rights (other than EST) in the U.S. and Canada (in each case, irrespective of means of delivery) (collectively, the “Excluded Domestic Rights”); provided, that if DWA desires during the Exploitation Term to distribute any of the Excluded Domestic Rights through a third party (as opposed to directly distributing such Excluded Domestic Rights itself (including by directly and/or through a sales agent licensing to television networks, internet or mobile broadcasters, MVPDs, etc.)), DWA shall first notify Fox, and Fox shall have ten (10) business days to elect whether or not to license such Excluded Domestic Rights under the terms of this Term Sheet; (ii) television and SVOD rights licensed pursuant to pre-existing deals or deals pending as of the date hereof in certain international territories (a summary of which has been provided to Fox), which shall not include any DWA extensions or options thereof (“Excluded International Television Agreements”); (iii) any other rights necessary for DWA to sell content directly to consumers through digital “storefronts” owned or controlled by DWA in whole or in part, whether or not such digital “storefronts” are DWA-branded; provided, that the following shall apply to such direct-to-consumer rights: (A) Fox shall also have the right to so sell Licensed Pictures directly to consumers on a non-exclusive basis with DWA, subject at all times to all applicable DWA approvals with respect thereto consistent with its precedent; (B) such DWA rights shall be subject to any applicable holdback restrictions disclosed to DWA in any DWA-approved television subdistribution agreement entered into by Fox; (C) Fox will receive its Distribution Fee or Services Fee on the amounts actually received by DWA from such sales of the linear version of the Licensed Pictures, and at DWA’s request, Fox will provide certain back-office and similar services for DWA with respect to such consumer sales (to be more fully described in the Definitive Agreements); and (D) DWA shall coordinate its marketing efforts with Fox in connection with such sales (including mutual approval over dating), subject to applicable law; and (iv) all other Retained Rights (defined below). The rights required to be licensed to Fox hereunder (or with respect to which Fox will render fulfillment services) are sometimes referred to as “Distribution Rights”, and Fox’s Distribution Rights to each Licensed Picture will vest (or fulfillment services with respect thereto will commence) upon delivery of the applicable Licensed Picture.

b.
Territory: The “Territory” shall be worldwide, excluding only China; provided, that (i) DWA shall have the right to approve Fox’s subdistribution arrangements in Korea; and (ii) if DWA does not so approve Fox’s subdistribution arrangements in Korea, all rights in Korea shall automatically revert to DWA, and Korea shall be deemed excluded from the Territory, subject to Fox’s reasonable approval over DWA’s subdistribution arrangements in Korea (it being understood that DWA’s currently-existing subdistributor in Korea is hereby pre-approved by Fox). All references in this Term Sheet to a given country shall be deemed to include such country’s respective territories, possessions and commonwealths.

c.
Exploitation Term: The “Exploitation Term” for each Licensed Picture shall be the period commencing on delivery of such Licensed Picture to Fox and ending upon the date that is twelve (12) months following the initial home video release date in the U.S. (the “U.S. HV Release Date”) of the last Licensed Picture theatrically released by Fox during the Output Term. If DWA pre-approves in writing the inclusion of one or more Qualified Pictures in a television license agreement entered into by Fox prior to or during the Output Term, and the term of such DWA-approved television license agreement extends beyond the Exploitation Term, then Fox will continue to be licensed the applicable television rights to such Qualified Pictures (to the extent released during the Output Term) necessary for Fox to continue to service and receive revenue in connection with such DWA-approved television license agreement for the approved term of such license agreement (at which time, all such rights will revert automatically to DWA).

d.
Retained Rights: DWA’s “Retained Rights” shall mean (i) those rights described in Paragraph 3(a)(i)-(iii) above; (ii) ownership of all Licensed Pictures and all elements thereof (e.g., screenplay, source materials, character rights, other underlying IP, etc.); (iii) subsequent production rights; (iv) subject to Paragraph 9(h) below, commercial tie-in and promotional rights; (v) merchandising, interactive, literary publishing, music publishing, soundtrack, radio, legitimate stage, theme park and clip rights; and (vi) the right to produce and exploit documentary, “making of”, “behind the scenes” and similar productions (and the right to use clips of the Licensed Pictures therein). Fox will provide DWA with full access to all of its advertising, publicity and promotional materials for use by DWA in connection with its exploitation of the Retained Rights.

4.
Existing Pictures: DWA has advised Fox that the Existing Pictures remain subject to the terms and conditions of DWA’s existing distribution agreements. DWA agrees that, if Distribution Rights in and to any such Existing Pictures become available to DWA during the Output Term, such rights will be licensed to Fox for the duration of the Exploitation Term on the same terms as set forth in this Term Sheet.

5.	Theatrical Release Dates:

a.	Release Date Designation/Approval:

i.
For Qualified Pictures intended to be initially theatrically released in the U.S. in 2013 and 2014, Fox has pre-approved the initial U.S. theatrical release date (the “U.S. Release Date”) previously provided by DWA to Fox for each such Qualified Picture.

ii.	Subject to Paragraph 5(b) below, for Qualified Pictures intended to be initially theatrically released in the U.S. in 2015, 2016 or 2017, the following shall apply:

A.	DWA shall at any time (subject to Paragraph 5(b)(v) below) designate the U.S. Release Date and U.S. HV Release Date.

B.
Fox shall have ten (10) business days to object to any such date designated by DWA pursuant to subparagraph (A) above. If Fox so objects, DWA may designate an alternative U.S. Release Date and/or U.S. HV Release Date, and Fox must accept either the initial date or the alternative date designated by DWA within five (5) business days.  If Fox fails to respond within such ten (10) or five (5) business day period (as applicable), and fails again to respond within two (2) business days after receiving a written reminder notice from DWA of such failure, then Fox shall be deemed to have accepted such initial or alternative date, as applicable.

C.
Within thirty (30) days after the applicable U.S. Release Date or U.S. HV Release Date has been determined in accordance herewith, Fox will designate the initial theatrical release date or initial home video release date, as applicable, for the international territories set forth on Schedule 6 hereto, in each case, subject to DWA approval.

D.
Subject at all times to the other terms and conditions hereof, DWA always reserves the right to move the U.S. Release Date or U.S. HV Release Date for a given Licensed Picture to another U.S. Release Date or U.S. HV Release Date previously set by the parties in accordance herewith for another Licensed Picture.

E.
DWA shall only be entitled to designate one (1) U.S. Release Date in each of the “Summer Period” (i.e., the period commencing on the second full Weekend in May and ending on the first full Weekend in July, inclusive), “Christmas Period” (i.e., the period commencing on the Friday after Thanksgiving and ending on Christmas day, inclusive) and the “Easter Period” (i.e., the period commencing three (3) Weekends prior to Easter Sunday and ending on the Weekend immediately following Easter Sunday, inclusive), in each case, in each calendar year of the Output Term.

F.	For purposes of this Term Sheet, “Weekend” means the period Wednesday through Sunday, inclusive.

iii.
Once a release date is designated in any portion of the Territory in accordance herewith, such release date shall not be moved for any reason, other than for events of force majeure or as otherwise mutually approved in good faith by the parties taking into consideration all applicable circumstances (including, without limitation, competitive releases).

b.	Release Date Protection: Unless otherwise mutually approved with respect to each country within the Territory, on a country-by-country basis:

i.
Neither party will schedule the initial theatrical release date for a “wide release” (i.e., more than 2,000 screens in the U.S.) on the same Weekend as the initial theatrical release date for a wide release picture of the other party.

ii.
Neither party will schedule the initial theatrical release date for a “family film” (i.e., an animated motion picture or other motion picture rated G or PG (or PG-13 if marketed primarily towards families and children)) on the Weekend before, Weekend of or Weekend after the initial theatrical release date of a family film of the other party.

iii.
Neither party will schedule the initial home video release date for a “family film” (i.e., an animated motion picture or other motion picture rated G or PG (or PG-13 if marketed primarily towards families and children)) on a date that is within seven (7) days before or after the initial home video release date of a family film of the other party.

iv.
Notwithstanding the foregoing, for any U.S. Release Dates that occur during the Christmas Period, the following exceptions to the rules described in subparagraphs (i-iii) above shall apply (the “Christmas Period Exceptions”):

A.	Fox may theatrically release a wide release motion picture on the same Weekend as a DWA wide release motion picture, provided that such Fox wide release motion picture is not a family film.

B.	Fox may theatrically release a live-action or hybrid family motion picture on the Weekend before or the Weekend after a DWA motion picture (but not on the same Weekend as such DWA motion picture).

v.	For purposes of this Paragraph 5, neither party shall designate the U.S. home video release date for any of its motion pictures subject to this Paragraph 5 more than twelve (12) months in advance.

c.	Annual Cap:

i.
Fox will not be obligated to schedule a U.S. Release Date for a Qualified Picture in any given calendar year of the Output Term if it would cause Fox to release for initial U.S. theatrical exhibition more than three (3) Qualified Pictures in such calendar year (subject to the exceptions described in subparagraphs (iii) and (iv) below).

ii.
If DWA desires to schedule a U.S. Release Date for any Qualified Picture in a given calendar year of the Output Term that would so cause Fox to be in excess of the foregoing annual cap set forth in subparagraph (i) above for such calendar year, DWA shall submit the then- available screenplay, budget and attached elements to Fox with respect thereto, together with two (2) proposed U.S. Release Dates for such Qualified Picture. Fox shall then have ten (10) business days to elect (in writing) whether to (A) accept such Qualified Picture for distribution under this Term Sheet and either (1) accept one of DWA’s proposed U.S. Release Dates in such calendar year (irrespective of the annual cap), or (2) reject DWA’s proposed U.S. Release Dates and propose two (2) alternative U.S. Release Dates; provided, that such proposed alternative U.S. Release Dates must be consistent with customary release date windows for comparable motion pictures in the U.S. motion picture industry, or (B) reject such Qualified Picture for distribution under this Term Sheet. If Fox accepts such Qualified Picture but proposes alternative U.S. Release Dates under the foregoing clause A(2), DWA shall either (x) accept one such Fox proposed alternative U.S. Release Date (in which case, such Qualified Picture shall be licensed to Fox hereunder), or (y) reject such Fox proposed alternative U.S. Release Dates (in which case, DWA shall have no further obligations to Fox with respect to such Qualified Picture and may freely exploit such Qualified Picture in its sole discretion). If Fox rejects or fails to so accept any such Qualified Picture, DWA shall have no further obligations to Fox with respect to such Qualified Picture and may freely exploit such Qualified Picture in its sole discretion. For the avoidance of doubt, once a U.S. Release Date for such Qualified Picture has been so designated, the procedures set forth in Paragraph 5(a)(ii) above shall apply for purposes of designating the U.S. HV Release Date and the initial international theatrical and home video release dates for such Qualified Picture.

iii.
If the parties mutually agree to change any of the pre-approved release dates described in Paragraph 5(a)(i) above, the parties acknowledge and agree that such date may result in up to four (4) Qualified Pictures being scheduled for initial U.S. theatrical release in the applicable year(s) of the Output Term.

iv.
Fox shall be required to distribute a fourth Qualified Picture in 2017 if DWA elects to release an Oriental DreamWorks motion picture in such year with the DWA logo and synched in the English language (it being agreed that such Oriental DreamWorks picture will be deemed a Qualified Picture hereunder), subject to the procedures set forth in subparagraph (ii) above with respect to setting the release dates therefor. For the avoidance of doubt, in no event shall DWA be obligated to release any particular number of Qualified Pictures in any given year or during the Output Term.

6.	Distribution and Services Fees; Fox Participation:

a.
Distribution Fee; Services Fee: Fox shall be entitled to a distribution fee (the “Distribution Fee”) or services fee (the “Services Fee”) *** of eight percent (8%) on all Gross Receipts or Home Video Gross Receipts (each as defined below), as applicable, except as follows:

i.
Domestic Pay Television: If and to the extent any pay television rights in the U.S. and/or Canada are licensed to Fox pursuant to Paragraph 3(a)(i) above, Fox’s Distribution Fee with respect thereto shall be six percent (6%).

ii.
International Pay Television: Fox’s Distribution Fee with respect to traditional pay television rights outside of the U.S. and Canada for each Licensed Picture shall be six percent (6%), subject to the following exceptions:

A.
Existing Fox Output Deals: If DWA elects to include a Licensed Picture in a DWA-approved Fox pay television output deal existing as of the date hereof (an “Existing Fox Pay TV Output Deal”), Fox’s Distribution Fee with respect to such Existing Fox Pay TV Output Deal shall be eight percent (8%). DWA

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

acknowledges that certain such Existing Fox Pay TV Output Deals may include SVOD rights attendant to the linear service provided by the applicable pay television licensee (e.g., HBO GO) and Fox’s Distribution Fee shall be eight percent (8%) with respect to all Gross Receipts derived from such Existing Fox Pay TV Output Deal so approved by DWA.

B.
Extended Fox Output Deals: If DWA elects to include a Licensed Picture in a DWA-approved extension of any Existing Fox Output Deal (i.e., whereby only the term of such Existing Fox Output Deal, and not any other provision, has been amended), Fox’s Distribution Fee shall be eight (8%) with respect thereto.

iii.
Worldwide VOD: Fox’s Distribution Fee with respect to all forms of VOD licensed to Fox hereunder (including SVOD, but excluding TVOD) shall be six percent (6%) throughout the Territory (other than as expressly provided in Paragraphs 6(a)(ii)(A) and (B) above with respect to attendant SVOD offerings included in an Existing Fox Pay TV Output Deal).

iv.
Worldwide EST / TVOD: Fox’s Services Fee or Distribution Fee (as applicable) with respect to EST and TVOD shall be six percent (6%) throughout the Territory; provided, however, that sales of digital copies that are packaged with a physical (i.e., non-digital) home video device (e.g., a permanent digital copy packaged with a DVD), shall be eight percent (8%).

v.
Worldwide Other Digital Distribution: Fox’s Distribution Fee or Services Fee with respect to all other forms of digital distribution (i.e., all except EST and TVOD) shall be six percent (6%) throughout the Territory.

b.	Fox Television Participation: With respect to each Qualified Picture, Fox shall be granted an unsecured contractual participation (the “Fox Television Participation”), calculated and paid as follows:

i.
On or prior to the date that is eight (8) weeks following the U.S. HV Release Date of such Qualified Picture, DWA shall prepare (in conjunction with Fox) and deliver to Fox an ultimates statement that sets forth the actual and projected Gross Receipts, Home Video Gross Receipts, Distribution Expenses and Home Video Fulfillment Expenses for such Qualified Picture for the full duration of the Exploitation Term, which statement shall be consistent with the projections prepared by DWA for its own financial reporting purposes and updated from time to time by DWA (each, an “Ultimates Statement”).

ii.
If any such Ultimates Statement for a given Qualified Picture indicates that Fox will not fully recoup its Distribution Expenses and Home Video Fulfillment Expenses for such Qualified Picture from the projected Gross Receipts and Home Video Gross Receipts for such Qualified Picture (without taking into account any Distribution Fee or Services Fee) (a “Fox Expense Deficit”), the Fox Television Participation for such Qualified Picture will be equal to the lesser of (A) such Fox Expense Deficit; and (B) the Participation Cap (defined below).   For purposes hereof, the “Participation Cap” with respect to each Qualified Picture shall mean (1) the net cash license fees actually received by DWA (or credited to the account of DWA in lieu of cash) on account of such Qualified Picture pursuant to (x) the Excluded International Television Agreements, or (y) Excluded Domestic Rights not otherwise licensed to Fox hereunder (collectively, the “Subject Television Agreements”); less (2) all amounts (other than talent participations and residuals) payable to third parties pursuant to contractual arrangements existing as of the date hereof (and disclosed to Fox) with respect to such cash license fees.

iii.
DWA shall account to Fox with respect to the Fox Television Participation commencing with the first month in which net cash license fees under the Subject Television Agreements are actually received by DWA (or credited to the account of DWA in lieu of cash) for the applicable Qualified Picture and Fox Television Participation payments shall be made to Fox as and only to the extent of net cash license fees actually received by DWA (or credited to the account of DWA in lieu of cash) under such Subject Television Agreements.

iv.
For the avoidance of doubt, (A) no interest shall accrue on any Fox Expense Deficit hereunder; and (B) the parties will work together in good faith to make any modifications to the calculation and payment of the Fox Television Participation to the extent that DWA is advised by its external accountants that such calculation and payment is reasonably likely to detrimentally affect the net accounting treatment agreed upon by the parties.

v.
The Fox Television Participation with respect to a given Qualified Picture shall terminate upon the earlier to occur of (A) such time as no additional amounts will become payable under the Subject Television Agreements (whether as a result of termination or otherwise) with respect to such Qualified Picture and (B) such time as the aggregate Fox Television Participation amounts paid with respect to such Qualified Picture equals the Fox Expense Deficit (subject to the Participation Cap).

7.	Gross Receipts:

a.
Definition: “Gross Receipts” shall be calculated and defined in accordance with Schedule 1 attached hereto, and “Home Video Gross Receipts” shall be calculated and defined in accordance with Schedule 3 attached hereto.

b.
Reserves: Fox shall not establish any reserves hereunder, except as expressly set forth in the Schedules to this Term Sheet. For the avoidance of doubt, no Services Fee shall be charged on, or other amounts deducted from, amounts held in reserves until liquidated.

8.	Distribution / Fulfillment Expenses:

a.
Definition: “Distribution Expenses” shall be calculated and defined in accordance with Schedule 2 attached hereto, and “Home Video Fulfillment Expenses” shall be calculated and defined in accordance with Schedule 4 attached hereto.

b.	Distribution / Fulfillment Expense Spend:

i.	Fox will advance and be entitled to recoup all Distribution Expenses and Home Video Fulfillment Expenses in connection with each Licensed Picture, without recourse to

DWA and in a manner to preserve DWA’s net accounting treatment (e.g., DWA will in no circumstance be obligated to reimburse Fox for any unrecouped Distribution Fees, Services Fees, Distribution Expenses or Home Video Fulfillment Expenses, Fox will hold title to all physical home video units, Fox will maintain a direct relationship with all customers, manufacturers and service providers, etc.).

ii.
The amount of Distribution Expenses or Home Video Fulfillment Expenses to be incurred with respect to each Qualified Picture shall be mutually approved, subject to Fox’s tie-breaker; provided, that, unless another amount is mutually approved by DWA and Fox, Fox shall spend at least one hundred percent (100%) (the “Expense Percentage”) of the average amount of Distribution Expenses or Home Video Fulfillment Expenses, as applicable, expended in connection with the prior three (3) wide-release DWA pictures (and such Distribution Expenses or Home Video Fulfillment Expenses shall be allocated between territories and media reasonably consistent with such prior DWA pictures); it being agreed that such minimum spend may be subject to adjustment by Fox, after meaningful consultation with DWA, on a Qualified Picture-by-Qualified Picture basis, if an applicable Qualified Picture is meaningfully distinguishable from the applicable prior three (3) wide-release DWA pictures taking into consideration: (A) the box office performance of the two (2) most recent wide-release DWA pictures, (B) the Distribution Rights available for exploitation and the portion of the Territory for which such Distribution Rights have been obtained (i.e., minimum Distribution Expenses shall be reduced to the extent Fox has not obtained all Distribution Rights from which Gross Receipts are derived in the entire Territory), (C) minimum release requirements set forth in applicable DWA-approved distribution agreements, (D) the prerelease forecast based on reasonable, established methodology, (E) post release performance, (F) Fox’s reasonable projections for gross shipments of video devices and (G) Fox’s good faith business judgment based on empirical projections and established forecast methodology that Gross Receipts and Home Video Gross Receipts will be less than the cumulative Distribution Fee and Services Fee and Distribution Expenses and Home Video Fulfillment Expenses for the Qualified Picture. Notwithstanding the foregoing, if an Ultimates Statement for any Qualified Pictures shows a Fox Expense Deficit (after taking into account the inclusion of projected Fox Television Participation Payments for such Qualified Picture), then the Expense Percentage shall be prospectively reduced to ninety percent (90%).

iii.
Except as otherwise provided in this Paragraph 8(b), the minimum Distribution Expenses and Home Video Fulfillment Expenses for each Qualified Picture, including expenses on a territory-by-territory and media-by-media (e.g. theatrical exhibition, television exhibition, home video servicing) basis, must be reasonably consistent with the corresponding expenditures for the applicable wide-release DWA pictures. The parties will additionally discuss and assess in good faith the categories and amount of expenditures incurred in connection with certain Existing Pictures to determine whether cost savings can be achieved without sacrificing the level of services to be provided to DWA hereunder.

iv.
DWA may cause Fox to expend additional Distribution Expenses or Home Video Fulfillment Expenses beyond those determined pursuant to the foregoing sentence (“Additional Distribution Expenses” or “Additional Home Video Fulfillment

Expenses”, as applicable) so long as DWA either (i) advances such amounts to Fox; or (ii) elects to have Fox pay such amounts and agrees to reimburse such amounts to Fox within five (5) business days following an invoice from Fox therefor, as determined by DWA.

c.	Taxes: ***

d.
Fox Affiliate Services: DWA will pre-approve, and attach as a schedule to the Definitive Agreements (with reasonable detail), certain distribution and marketing services to be provided by Fox or its affiliates and charged as a Distribution Expense or Home Video Fulfillment Expense (which schedule shall include the applicable rate cards for such services). Fox shall be permitted to deduct any such pre-approved rate card costs as a Distribution Expense or Home Video Fulfillment Expense. Any other distribution and marketing services that Fox desires to provide directly or through one or more of its affiliates must be approved by DWA before Fox is permitted to deduct any costs therefor as a Distribution Expense or Home Video Fulfillment Expense.

9.	Distribution Requirements / DWA Approvals:

a.
Distribution Standards and Obligations: Subject to Paragraph 8(b) above with respect to minimum Distribution Expenses and Home Video Fulfillment Expenses, Fox shall advertise, promote and distribute the Licensed Pictures, and shall provide the quality, level, priority and quantity of distribution support and services in connection therewith, at least comparable to the support and services provided in connection with the three (3) most recent wide release DWA pictures released by Fox hereunder (if applicable), and to the extent and as long as applicable and a higher standard, on a non-discriminatory basis as compared to Fox’s own comparable motion pictures (which shall be Fox’s own tent-pole motion pictures with respect to Qualified Pictures), in each case, in all media, territories and formats designated by DWA, taking into account differences in production budgets, cast, genre, rating, prerelease audience surveys and test results, theatrical box office and other performance metrics, local tastes and other established factors that Fox uses in good faith on a nondiscriminatory basis to make determinations in connection with the exploitation of motion pictures produced or distributed by or on behalf of Fox throughout the world. Without limiting the foregoing, Fox shall not have the right to decline to distribute a Licensed Picture licensed to Fox hereunder in any portion of the Territory and/or in any media designated by DWA.

b.	Marketing / Release Plans and Budgets: Fox shall prepare marketing and release plans and budgets for DWA’s approval, including the form of such plans and budgets.

c.
Subdistribution: Fox will not subdistribute the initial theatrical release of any Licensed Picture or subdistribute in any other territories or media unless Fox subdistributes all or substantially all of its motion pictures in such territories or media. In connection with the Definitive

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

Agreements, DWA will pre-approve certain currently-existing and scheduled Fox subdistribution arrangements for inclusion of the Licensed Pictures therein. DWA shall otherwise have the right to approve the duration and terms of (i) all new subdistribution arrangements consummated by Fox following the date hereof (including so-called “territory swaps” between studios and other arrangements where Fox is not acting as the managing distributor in the applicable territory or media); and (ii) any extensions, modifications and other amendments to any of the foregoing currently-existing or new arrangements to the extent that such extensions, modifications or amendments in any way affect the Licensed Pictures; provided, that DWA shall not withhold its approval hereunder if the sole basis for such lack of approval is an economic term that would not impact Fox’s accounting to DWA hereunder ***.

d.
New Media Exploitation: Unless otherwise approved by DWA, Fox’s exploitation of the Licensed Pictures by means of the Internet and new media/methods (e.g., early home theatre) shall be limited to those means of exploitation then generally utilized by Fox with respect to its own tent-pole motion pictures.

e.	Output Deals:

i.
Existing Fox Output Deals: Promptly following the date hereof, Fox shall provide the following information to DWA with respect to each pre-existing Fox television output deal, including Existing Fox Pay TV Output Deals (“Existing Fox Output Deals”), and DWA shall have the right to approve each such Existing Fox Output Deal for purposes of inclusion of Licensed Pictures therein: (A) details regarding which Licensed Pictures (if any) qualify under such Existing Fox Output Deal, (B) details regarding available slots in each year of such Existing Fox Output Deals, (iii) an assessment of other potential licensing opportunities in the applicable territory(ies)/media, and (iv) such other information regarding the applicable Existing Fox Output Deal as may be reasonably requested by DWA to value the applicable licensing opportunities and otherwise decide whether or not to approve such Existing Output Deal. If DWA approves any such Existing Fox Output Deal for purposes of inclusion of Licensed Pictures therein, DWA shall provide written notice thereof to Fox within a reasonable period of time following DWA’s receipt of such information.

ii.
New Fox Output Deals: If Fox desires to include any Licensed Pictures in any output deals entered into by Fox after the date hereof (each, a “New Fox Output Deal”), Fox shall provide to DWA the information set forth in subparagraph (e)(i) above with respect thereto, and DWA shall have the right to approve each such New Fox Output Deal for purposes of inclusion of Licensed Pictures therein. If DWA approves such New Fox Output Deal for purposes of inclusion of Licensed Pictures therein, DWA shall provide written notice thereof to Fox within a reasonable period of time following DWA’s receipt of such information.

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iii.
Catalogue: Fox shall not be obligated to include any Licensed Pictures that are not Qualified Pictures in any Existing Fox Output Deals or New Fox Output Deals that (A) relate to new theatrical releases only, (B) enumerate specific titles, and/or (C) contain volume restrictions for catalogue product.

iv.	Approval Mechanics:

A.
In the event that DWA approves a given Existing Fox Output Deal or New Fox Output Deal pursuant to this Paragraph 9(e), such Existing Fox Output Deal or New Fox Output Deal, as applicable, shall be deemed approved by DWA for any and all Qualified Pictures released during the Output Term and licensed to Fox hereunder (and, if applicable, any other Licensed Pictures).

B.
If Fox desires to extend, modify or amend any Existing Fox Output Deal or New Fox Output Deal that has previously been approved by DWA hereunder, DWA shall have a further right to approve any such extension, modification or amendment (which, if approved, shall be deemed by DWA approved for any and all Qualified Pictures released during the Output Term and licensed to Fox hereunder (and, if applicable any other Licensed Pictures)).

C.
If DWA elects to approve a given Existing Fox Output Deal or New Fox Output Deal (or extension, modification or amendment thereto) in accordance herewith, Fox shall be obligated to include all Qualified Pictures in such Existing Fox Output Deal or New Fox Output Deal (to the extent the Qualified Pictures qualify for inclusion therein), subject to any volume restrictions contained therein.

D.
If any Licensed Picture is not included in an Existing Fox Output Deal or New Fox Output Deal pursuant to the procedures described above, Fox shall nevertheless exploit such Licensed Picture in accordance with the distribution standards and obligations set forth in Paragraph 9(a) above (subject to DWA’s approval rights hereunder). In furtherance of the foregoing, at Fox’s request, DWA shall designate and approve key deal parameters with respect to any such Licensed Picture in the applicable media and territories, and Fox shall have the right to enter into any deal for such Licensed Picture that is within such parameters.

f.
Security / Anti-Piracy: Fox shall maintain (and shall cause its subdistributors to maintain) territorial integrity, security and anti-piracy measures consistent with the highest level maintained for theatrical motion pictures distributed by or on behalf of Fox in the applicable portion of the Territory and applicable media.

g.
Staff: Fox shall furnish sufficient distribution personnel to support the marketing, distribution, licensing and exhibition of the Licensed Pictures and the exercise of its Distributions Rights. In the event that Fox hires new, or designates existing, personnel to be primarily dedicated or fully dedicated to the Licensed Pictures, DWA shall have approval over such primarily dedicated or fully dedicated distribution personnel. DWA and its representatives shall have the right to access and to communicate directly with such distribution personnel, and to the same extent as Fox and subject to the terms of each applicable DWA-approved distribution agreement, all such distribution personnel of Fox’s subdistributors, licensees or third party service providers. Fox shall convene regular meetings between such personnel and DWA personnel, and otherwise cooperate and provide DWA with all information affecting the Licensed Pictures available to such personnel (in each case, consistent with Paragraph 15 below).

h.	Commercial Tie-In Rights:

i.
The commercial tie-in and promotional rights retained by DWA pursuant to Paragraph 3(d) above shall include, without limitation, the right to bundle full-length physical and/or digital versions of any Licensed Picture with promotion or sale of third party products or services. In the event of such bundling by DWA, the following shall apply:

A.
Other than as set forth in subparagraph B below, DWA will determine in good faith a per-unit amount applicable to each full-length physical or digital version included in such bundled commercial tie-in or promotion, and Fox shall be entitled to receive its applicable Services Fee on such DWA-determined amounts. For the avoidance of doubt, at DWA’s request, Fox shall provide requisite services in connection with the distribution of such bundled commercial tie-in or promotion.

B.
Notwithstanding the foregoing, Fox shall not be entitled to its Service Fee in connection with any bundled commercial tie-in or promotion if such arrangement (1) includes a full-length digital version of a Licensed Picture on a non-EST/permanent download basis for a limited time, and (2) such inclusion is not the primary component of the overall commercial tie-in or promotional campaign.

C.
For the avoidance of doubt, Fox shall not be entitled to any Distribution Fee or Service Fee on any other commercial tie-ins or promotions (e.g., that do not include a bundled full-length physical or digital version of any Licensed Picture).

ii.
Notwithstanding DWA’s retention of commercial tie-in and promotional rights above, DWA acknowledges that Fox, its subdistributors and licensees shall have the limited right, subject at all times to the McDonald’s Agreement (as defined below) and coordination with and the approval of DWA, to negotiate and consummate commercial tie-in and promotional rights arrangements (including the right to bundle Licensed Pictures on a physical and/or digital basis) for each Licensed Picture on a country-by-country or regional basis. Any amounts received by Fox or any of its affiliates pursuant to arrangements entered into by Fox or such affiliates in connection with such commercial tie-in and promotional rights arrangements shall be deemed Gross Receipts hereunder.

i.
No Editing: Fox shall not have the right to edit or alter any Licensed Picture in any manner, other than for (i) censorship or other legal requirements; (ii) television broadcast standards and practices; (iii) running time / commercial breaks; and (iv) foreign language dubbing / subtitling, in each case, subject to DWA approval over any such edits.

j.	Third-Party Obligations / Restrictions: Fox shall comply (and cause its subdistributors and licensees to comply) with all credit entitlements, holdbacks and other obligations to, and restrictions imposed upon DWA or its affiliates by, third parties in connection with the Licensed Pictures of which DWA notifies Fox.

k.
DWA Approvals: In addition to the approvals and controls described herein, DWA shall have all other approvals and controls over the exploitation of the Licensed Pictures, consistent with DWA’s precedent, including, without limitation, approval over marketing and distribution plans, initial booking dates, distribution formats, release patterns, significant vendor/supplier arrangements (including annual direct price review and market match right), film festivals, premieres, inclusion of “shorts” attached to a Licensed Picture, exhibitor deal parameters, television and other license agreements and terms (subject to Paragraph 9(e) above), home entertainment customer term parameters, marketing materials, trailers, television spots, cross-promotional campaigns, and all other approvals set forth on Schedule 5 attached hereto. The procedures applicable to the exercise of such approval rights by DWA shall be more fully described in the Definitive Agreements. Without limiting the above approval rights, Fox shall fully consult with DWA concerning all other advertising, marketing, publicity and distribution and fulfillment services matters in connection with the Licensed Pictures.

10.	Accounting / Audit / Reporting:

a.
Payment Reports: Within thirty (30) days following the end of each month, Fox shall deliver a detailed accounting statement to DWA with respect to each Licensed Picture in a format mutually acceptable to DWA and Fox (provided that such reports shall in any event be in sufficient detail to enable DWA to comply with its regulatory and other reporting requirements, tax filings and cash management (e.g., ability to estimate line of credit draw-downs/repayments). Fox shall pay all Gross Receipts and Home Video Gross Receipts (following deduction of its Distribution Fee or Services Fee, Distribution Expenses and Home Video Fulfillment Expenses) to DWA concurrently with delivery of such statements.

b.
Additional Reports: Fox shall provide DWA with monthly and cumulative revenue and cost accrual reports within three (3) calendar days (excluding U.S. federal holidays) following the end of each fiscal month, on a detailed, picture-by-picture, territory-by-territory, media-by-media basis. Such reports shall be in a format mutually acceptable to DWA and Fox, prepared on an accrual basis in accordance with U.S. GAAP (at DWA’s level of materiality, as determined by DWA’s external auditors, U.S. GAAP financials and SEC reporting obligations) and in sufficient detail to enable DWA to record Licensed Picture revenue and expenses on an accrual basis in accordance with U.S. GAAP and to otherwise comply with DWA’s regulatory and other reporting requirements, tax filings and cash management (e.g., ability to estimate line of credit draw-downs/repayments). Fox will provide additional reports and reconciliations to DWA in sufficient detail for DWA’s purposes described in the preceding sentence and as will be more fully set forth in the Definitive Agreements. For purposes of the U.S. GAAP accrual reports prepared under this subparagraph (b), DWA acknowledges that Fox will include Home Video Gross Receipts outside of the U.S. and Canada on a one-month lag.

c.	Audit Rights; Payments to Fox:

i.
Fox shall keep complete and accurate records related to the Licensed Pictures for seven (7) years, and DWA will have the right to cause external auditors to audit such records until five (5) years after delivery of an applicable payment report, including, without limitation, to review records of Fox pictures in order to verify allocations, no less favorable pricing, etc. In the event of an underpayment greater than 5% of the amounts shown on the applicable statement for any accounting period, Fox shall pay all amounts due for such accounting period plus interest and DWA’s audit costs. DWA will additionally have the right to audit subdistributors (where permitted under the applicable subdistribution agreement) or cause Fox to do so.

ii.
In connection with any payment obligations by DWA to Fox under this Term Sheet, DWA shall provide necessary information with respect thereto to Fox’s third-party auditors, and at Fox’s cost, Fox shall have reasonable and customary accounting and audit rights with respect thereto. Where applicable, DWA shall (A) account to Fox pursuant to definitions of Gross Receipts and Home Video Gross Receipts (and, to the extent applicable, Distribution Expenses and Home Video Fulfillment Expenses), set forth in the Schedules to this Term Sheet, and (B) make payment to Fox with the same general timing and frequency as Fox accounts to and pays DWA hereunder, in each case, subject to those necessary changes in points of detail, such as names, etc., as the context may require.

d.	Internal Controls:

i.
If an SSAE 16 report is prepared by or on behalf of Fox with respect to its internal controls, upon DWA’s request, Fox shall furnish such SSAE 16 report to DWA, and DWA shall be responsible for its allocable share of the third party costs incurred by Fox in connection with the preparation of such SSAE 16 report. In addition, upon DWA’s request, Fox shall cause its auditors to modify such SSAE 16 report in a form determined by DWA, and DWA shall be responsible for any incremental third party costs incurred by Fox in connection with such modification.

ii.
Fox shall additionally provide DWA with any other related reports that are otherwise prepared by or on behalf of Fox for third parties with respect to its internal controls, and, at DWA’s cost, Fox will update any such reports to the extent required by DWA (e.g., due to a difference in fiscal year, etc.).

iii.
With respect to processes and/or markets for which Fox does not otherwise prepare reports for third parties, DWA shall have the right, at DWA’s expense, to (A) perform certain procedures on Fox’s internal control environment, (B) require Fox to provide additional information with respect to Fox’s internal control environment, and (C) otherwise require Fox to provide reasonable assurances that Fox has effective internal controls that ensure accurate and timely financial reporting (as will be more fully described in the Definitive Agreements).

iv.
Without limiting the foregoing, Fox will, at DWA’s cost, from time to time agree to undergo an examination (structured as 'Agreed Upon Procedures') by a third party major accounting firm with the express intention of reporting on the internal control environment in place for conducting business pertaining to DWA. Resultant suggestions for improvement of the internal control environment will be discussed between the parties and a mutually agreeable response to such suggestions will be enacted.

e.
No Cross-Collateralization: Each Licensed Picture shall be separately accounted for as a single accounting unit, and Fox shall not cross-collateralize any amounts with respect to the Licensed Pictures or any other motion pictures in any manner. For the avoidance of doubt, all accountings with respect to each Licensed Picture shall be on a “single pot” basis across all media licensed to or serviced by Fox hereunder with respect to such Licensed Picture.

f.
Subdistribution: Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this subparagraph (f)), with respect to all subdistribution arrangements in all territories and media, Gross Receipts, Home Video Gross Receipts, Distribution Expenses and Home Video Fulfillment Expenses shall be calculated on an “at source” basis (without double deduction of any amounts) ***. With respect to Fox home video subdistribution arrangements in applicable territories where Fox is accounted to on a royalty basis, Gross Receipts shall include (and Fox’s Services Fee shall be calculated on) the royalty amounts received by Fox (and not on the “at source” receipts of the applicable subdistributor); provided, that (A) no other subdistribution fees or expenses shall be deducted by Fox in its accountings to DWA with respect to such subdistribution arrangements; and (B) Fox will allocate (in accordance with the terms hereof) any such royalty amounts received by Fox between applicable video formats/media for purposes of calculating its Services Fee hereunder. Any royalty subdistribution arrangements that provide for payment of a minimum guarantee to Fox shall provide a separate minimum guarantee with respect to the Licensed Pictures.

g.
Financial Benefits: Fox shall disclose all advances, volume and prompt payment discounts, free goods, laboratory and other vendor rebates and similar financial benefits and shall allocate such amounts to the Licensed Pictures in accordance with the terms of the applicable agreements (or, if there is no such contractual allocation, on a fair and reasonable basis and in Fox’s good faith business judgment).

h.	Affiliate Transactions: All arrangements between Fox and its affiliates with respect to the Licensed Pictures shall be fair and reasonable in the marketplace and on an arms-length basis.

i.
Allocations: All allocations (including with respect to expenses) made by Fox in connection with the Licensed Pictures (or between the Licensed Pictures and other motion pictures) shall be made on a non-discriminatory and reasonable basis and in a manner that is no less favorable to DWA than the allocations to Fox’s own motion pictures and motion pictures serviced by or on behalf of Fox throughout the world under similar circumstances. For the avoidance of doubt, no allocation shall be made of costs that are determinable by title at the invoice and/or vendor level (in which case, actual costs shall be charged).

11.
Distribution Credit: With respect to each Qualified Picture, Fox shall be entitled to (a) its customary animated logo credit on screen in first position in the main titles thereof and on theatrical trailers; (b) its customary static logo credit on paid Internet spots (i.e., spots created specifically for Internet advertising, as opposed to traditional television spots that are viewable on the Internet) in excess of 30 seconds (and the cost of which is not determined based on the length of such spot, and the placement of which is not

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secured in a manner that is similar to the method used for television ad buys); (c) a distributor credit in the end titles; and (d) a bug logo credit in the billing block of paid advertising in a position and size to be reasonably approved by DWA. DWA shall determine all other credit matters in its sole discretion.

12.	Additional Services Provided by Fox:

a.
Included Distribution Services: Without limiting Fox’s obligation to provide distribution support and services in connection with the Licensed Pictures pursuant to this Term Sheet (and at the service levels set forth in Paragraph 9(a) above), Fox will provide additional services to DWA (at no cost to DWA other than reimbursement of Fox’s actual, third-party, out-of-pocket costs relating thereto) at all times during the Exploitation Term (and to be more fully described in the Definitive Agreements), including, without limitation, archiving, residuals management and reporting; travel (i.e., facilitating travel arrangements); title clearance and MPAA registrations and protests; and international dubbing and translation services.

b.
Casting, Participations, Credits and Music Services: In addition to the services under Paragraph 9(a) and Paragraph 12(a) above, Fox shall provide the following services to DWA in connection with the Licensed Pictures: participations accounting, reports and audits; credits; casting; music supervision and music production services; and music clearance and music business affairs. DWA shall have the right to designate desired personnel to provide the foregoing services. Following such designation, the parties shall mutually determine to either: (i) have Fox employ or otherwise engage such personnel (or, with respect to music clearance and business affairs, either employ or engage such personnel or utilize its existing personnel), and in all such cases, Fox shall be directly responsible for all employment or engagement costs in respect thereto, or (ii) have DWA employ or engage such personnel (in which case, Fox shall reimburse DWA for DWA’s employment or engagement costs in respect thereto); provided, however, that Fox shall not be required to pay or reimburse hereunder the employment or engagement costs of any such personnel (whether hired by Fox or reimbursed to DWA) in excess of $*** per calendar year in the aggregate.

c.
Paymaster / Servicer Terms: In connection with the services to be provided by Fox pursuant to this Paragraph 12, DWA will agree to customary paymaster and servicer provisions to be set forth in the Definitive Agreements, which will provide, amongst other things, (a) that payments for participations and residuals due to third parties will be made by DWA, and (b) DWA will indemnify Fox with respect to third party claims resulting from the provision of such services (other than due to Fox’s gross negligence or willful or intentional misconduct).

13.
Overhead Reimbursements: Fox shall pay DWA an amount equal to $*** for ***, $*** for ***, $*** for ***, $*** for *** and $*** for ***, payable in quarterly installments on the first day of each calendar quarter. Such amounts shall not be recoupable by Fox as Distribution Expenses, Home Video Fulfillment Expenses or otherwise. In consideration for the reduced overhead reimbursements herein, DWA shall be entitled to a refund from Fox for any *** charged in respect of *** (i.e., an amount equal to the *** percentage multiplied by the amount deducted as ***), and Fox shall separately account for such refund in its payment reporting to DWA hereunder.

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14.
DWA Representatives / Office Space: DWA shall have the right to appoint one or more distribution representatives to monitor the exploitation of the Licensed Pictures and Fox’s services hereunder, and Fox will provide full access and information related to the Licensed Pictures to such representatives. Fox shall provide suitable office space at Fox for one (1) DWA home video employee and one (1) DWA marketing executive, at no cost to DWA.

15.
Information: Fox shall (a) provide to DWA full and complete, real-time access to Fox information and information systems for which DWA requests access with respect to (i) all Licensed Pictures and (ii) marketplace information, subject only to (x) information that is specifically prepared for Fox by third parties and which Fox is prohibited from sharing (it being understood that Fox can share data that is included in management reports), and (y) firewalls established internally at Fox to prohibit the sharing of certain competitive information (e.g., retailer category management); (b) create and provide to DWA reports and analyses with respect to the Licensed Pictures upon DWA’s request; and (c) provide all other information regarding the exploitation of the Licensed Pictures reasonably requested by DWA from time to time. Notwithstanding the foregoing, if a competitor (to be defined in the Definitive Agreements) of Fox acquires at least ten percent (10%) of DWA, DWA will implement confidentiality restrictions and protocols to safeguard any confidential information provided by Fox to DWA hereunder.

16.	Early Termination:

a.
DWA Change in Control: Either party shall have the right to terminate this Term Sheet upon written notice to the other party in the event of a DWA Change of Control. For purposes hereof, (x) a “DWA Change of Control” shall mean: (i) the direct or indirect acquisition of beneficial ownership of more than 35% of the outstanding equity securities of DWA by a Media Company, (ii) the sale or other transfer of all or substantially all of DWA’s property, business or assets or of its motion picture division to a Media Company, and (iii) any merger, consolidation, share exchange or other similar transaction between DWA and a Media Company, the result of which is that the applicable Media Company owns at least 35% of the voting power of the outstanding voting securities of the resulting combined entity, and (y) a “Media Company” shall mean a media company (or the parent company, or controlled affiliate, of a media company), in each case, in the audio-visual content distribution business (e.g., companies with cable systems, satellite distribution, Internet carriage, motion picture studios, television networks, etc.). Any such written notice shall be delivered within ninety (90) days of such DWA Change in Control and shall specify a termination date (the "CIC Termination Date") which cannot be earlier than one (1) year following the date of such notice.

b.
Specified Events: Subject to Paragraphs 16(d) and (e) below, each party (the “Terminating Party”) shall have the right to terminate this Term Sheet upon written notice to the other party (the “Non-Terminating Party”) upon the occurrence of any of the following:

i.
a breach by the Non-Terminating Party of any of its payment obligations to the Terminating Party hereunder that has not been cured within ten (10) business days following the issuance of a binding arbitration award in favor of the Terminating Party therefor in accordance with the procedures described in Paragraph 17(j) below;

ii.
with respect to DWA only, a material breach by Fox of any of its reporting obligations to DWA hereunder if such material breach (considering DWA’s business, assets and operations taken as a whole) is reasonably likely to have an adverse impact upon

DWA’s external audits, its U.S. GAAP or SEC reporting obligations or other regulatory or tax reporting requirements (and such breach has not been cured (if curable) within five (5) business days following written notice thereof from DWA);

iii.	a bankruptcy event (as customarily defined in agreements of this nature) of the Non-Terminating Party; and/or

iv.
a material breach by the Non-Terminating Party of its obligations hereunder that is reasonably likely to have a materially detrimental impact upon the business, assets and operations of the Terminating Party and its controlled affiliates, taken as a whole, and/or upon the intellectual property rights of the Terminating Party (and, in each case, such breach has not been cured (if curable) within five (5) business days following written notice thereof from the Terminating Party). For purposes of clarity, (A) the following shall constitute examples of material breaches that could result in a termination right under this clause (iv) (it being understood that this list is not meant to be exhaustive and other material breaches hereunder may also result in a termination under this clause (iv)): (1) the repeated and uncured (after notice) violation by a party of the approval and control rights of the other party for more than one Licensed Picture, (2) the refusal by DWA to license a Qualified Picture to Fox in a portion of the Territory (e.g., Germany) during the Output Term, (3) the refusal by Fox to release a Qualified Picture in a given territory (e.g., Germany) designated by DWA, (4) the violation by a party of the release date protections of the other party described herein, (5) the material infringement or misuse by a party of the intellectual property rights of the other party (such as a party claiming ownership of the other party’s motion pictures or trademarks), etc.; and (B) the following would not constitute examples of material breaches that could result in a termination right under this clause (iv) (it being understood that this list is not meant to be exhaustive and other material breaches hereunder may also not result in a termination under this clause (iv)): (1) the violation by Fox of third-party credit entitlements (even if such violation may give rise to a claim from a third party); (2) the casual or inadvertent failure to obtain the approval of the other party over a matter requiring approval hereunder; (3) the failure to consult with the other party with respect to any matter requiring consultation hereunder, etc.

c.	Effect of Termination:

i.
Upon the effectiveness of any termination described above (other than as otherwise described in subparagraphs (ii) and (iii) below)), all Distribution Rights licensed to Fox hereunder shall terminate and automatically revert to DWA (subject only to third-party licenses entered into by Fox (with the prior written approval of DWA in accordance with this Term Sheet), and Fox shall cease to be entitled to render home video fulfillment services with respect to the Licensed Pictures.

ii.
Upon the effectiveness of any termination by DWA on account of a DWA Change in Control under Paragraph 16(a) above (i.e., upon the CIC Termination Date), (A) the Output Term shall terminate, and Fox shall have the right and obligation to continue to exploit the Licensed Pictures released during the Output Term for the duration of the then-applicable Exploitation Term; and (B) Fox shall be entitled to reduce its overhead reimbursement payment to DWA under Paragraph 13 above by an amount equal to $*** with respect to the 12-month period between the applicable DWA termination notice and the CIC Termination Date.

iii.
Upon the effectiveness of any termination by Fox on account of a DWA Change in Control under Paragraph 16(a) above (i.e., upon the CIC Termination Date) or on account of a material breach under Paragraph 16(b)(i), (iii) or (iv) above, at DWA’s election, either (A) the Output Term shall terminate, and Fox shall have the right and obligation to continue to exploit the Licensed Pictures released during the Output Term for the duration of the then-applicable Exploitation Term; or (B) all Distribution Rights licensed to Fox hereunder shall terminate and revert to DWA (subject only to third-party licenses entered into by Fox (with the prior written approval of DWA in accordance with this Term Sheet), and Fox shall cease to be entitled to render home video fulfillment services with respect to the Licensed Pictures; provided, however, with respect to any Licensed Picture for which Fox has not, as of the effectiveness of the applicable termination, fully recouped its Distribution Expenses and Home Video Fulfillment Expenses (following retention by Fox of its applicable Distribution Fee and Services Fee hereunder), Fox shall have the right and obligation to continue to exploit such Licensed Picture until the earlier to occur of (x) such time as Fox has fully recouped such Distribution Expenses and Home Video Fulfillment Expenses; and (y) the expiration of the original Exploitation Term for such License Picture (at which earlier time all rights thereto shall automatically revert to DWA).

d.
Escalation Procedures: Prior to either party exercising any of its termination rights under Paragraph 16(b) above (other than Paragraph 16(b)(iii)), the Terminating Party shall first notify the Non-Terminating Party in writing that the matter will be elevated and referred to Greg Gelfan and Ann Daly (or their replacements) (collectively, the “Designated Senior Executives” or “DSEs”) in an effort to resolve the matter in good faith, with final resolution to be made by agreement of such DSEs. In the event that such DSEs cannot agree in good faith to a final resolution on such matter within five (5) business days after delivery of the notice to the Non-Terminating Party, or if such DSEs fail to confer within such five (5) day period, then the matter will be further elevated and referred to the respective Chief Executive Officers of DWA and Fox (collectively, the “CEOs”) in an effort to resolve the matter in good faith, with final resolution to be made by agreement of such CEOs. In the event that the CEOs cannot agree to a final resolution on such matter within five (5) days after such matter is first elevated to the CEOs, or if the CEOs fail to confer within such five (5) day period, then the Terminating Party shall be entitled to further pursue its termination rights under Paragraph 16(b) above, subject at all times to subparagraph (e) below.

e.
Good Faith Disputes: Notwithstanding anything to the contrary contained in this Paragraph 16, if there is any matter giving rise to a right of termination hereunder which is then the subject of a bona fide, good faith dispute between the parties, and for which either party has given notice to the other party that such a bona fide, good faith dispute has arisen, (i) no party shall be considered in breach of this Term Sheet with respect to such matter during the pendency of such dispute, (ii) no party shall attempt to terminate this Term Sheet during the pendency of such

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dispute, based on such matter, (iii) each party shall continue to perform its obligations in accordance with the terms hereof, and (iv) the cure periods provided herein above shall toll and remain available during the pendency of such dispute. The provisions of this Paragraph 16(e) shall terminate at the conclusion of the escalation procedures described in Paragraph 16(d) above and, if the dispute is not by then resolved, at the conclusion of any arbitration conducted pursuant to Paragraph 17(j) below.

17.	Miscellaneous:

a.
Development / Production / Financing / Acquisition: As between the parties, DWA shall solely and exclusively control all development, production, financing and acquisition decisions with respect to the Licensed Pictures. Notwithstanding the foregoing, if DWA elects to co-finance/co-distribute a Qualified Picture with another motion picture studio (excluding Oriental Dreamworks and any motion picture studio in China), Fox shall have a customary 30-day right of first negotiation and first refusal with respect to providing such co-financing.

b.	Oriental DreamWorks: Fox shall consider in good faith DWA’s proposal to distribute Fox animated motion pictures and live-action motion pictures in China through Oriental DreamWorks.

c.
McDonald’s Agreement: Upon DWA’s request, Fox will negotiate in good faith and promptly execute a letter agreement with respect to DWA’s arrangements with McDonald’s USA, LLC and its affiliates (the “McDonald’s Agreements”), in substantially the same form as the letter agreement entered into by DWA’s current distributor. Such letter agreement shall provide, among other things, that if Fox is required to expend additional Distribution Expenses or Home Video Fulfillment Expenses solely in order to satisfy any marketing requirements pursuant to the McDonald’s Agreements, such amounts shall constitute Additional Distribution Expenses or Additional Home Video Fulfillment Expenses for purposes hereof, and DWA shall be responsible for such expenses as described in this Term Sheet.

d.	Responsibility for Affiliates:

i.
DWA shall be fully responsible for the actions and inactions of all of its controlled affiliates that are providing services or licensing rights in connection with the Licensed Pictures, and such affiliates shall be bound by all of the obligations, restrictions, limitations and remedies that apply to DWA hereunder.

ii.
Twentieth Century Fox (or any other successor entity that is the then-applicable direct parent company of the Fox entities that are responsible for distributing and servicing the Licensed Pictures) shall be fully responsible for the actions and inactions all of its controlled affiliates that are providing services or licensing rights in connection with the Licensed Pictures, and all such entities shall be bound by all of the obligations, restrictions, limitations and remedies that apply to Fox hereunder.

e.
Press Release: The initial press release and/or public announcement regarding this Term Sheet or the matters contemplated herein shall be subject to the prior mutual written approval of the parties hereto.

f.
Counterparts: This Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile shall be binding to the same extent as an original signature page. Any party which delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

g.	Assignment: Neither party shall be permitted to assign this Term Sheet without the prior written consent of the other party.

h.
Confidentiality: Except as may be required by law or NASD or stock exchange rules, each party shall keep confidential all terms and conditions contained herein; it being understood that DWA is an SEC public reporting company. As such, DWA will be required to publicly file this Term Sheet and will discuss the terms of this Term Sheet with its shareholders, on earnings calls and otherwise in the ordinary course.

i.	Governing Law: This Term Sheet shall be construed and enforced in accordance with the laws of the state of California.

j.
Dispute Resolution: Subject to any additional terms as may be set forth in the Definitive Agreements, consistent with DWA’s precedent, any dispute, claim or controversy arising out of or relating to this Term Sheet or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined exclusively by mandatory, binding arbitration before a sole arbitrator. The arbitration shall be administered by JAMS and conducted at its Santa Monica, California offices, pursuant to its Comprehensive Arbitration Rules and Procedures and, with respect to payment disputes, disputes affecting the timely release of a Licensed Picture for theatrical exhibition, and such other matters as may be agreed in the Definitive Agreement, in accordance with the Expedited Procedures in those Rules, including Rules 16.1 and 16.2. Judgment on any arbitration award may be entered in any court having jurisdiction. The arbitrator shall have the power to issue provisional remedies, such as preliminary injunctive relief; provided, however, that if the arbitrator declines to exercise his or her authority to do so, this mandatory arbitration provision shall not preclude a party from seeking such provisional remedies, including preliminary injunctive relief or other relief in aid of the arbitration, from a court of appropriate jurisdiction. Notwithstanding the foregoing, neither party shall initiate any arbitration pursuant to this Paragraph 17(j) unless such matter remains unresolved following discussions by and among the DSEs and CEOs pursuant to the escalation procedures set forth in Paragraph 16(d) above.

k.	Anti-Corruption Laws: The parties agree that the Definitive Agreements will contain Foreign Corrupt Practices Act and other anti-corruption law provisions customary for arrangements of this nature.

l.
Exercise of Discretion: Any consultations, consents and approvals between the parties shall be performed in good faith and no party shall unreasonably withhold, condition or delay any approval or consent hereunder; provided, however, that any determinations, discretion, designations, elections, instructions and approvals granted to or retained by DWA solely with respect to creative matters relating to the development, production and distribution of the Licensed Pictures, including any and all marketing materials (such as trailer and advertising content, key artwork, bonus materials for video devices, clips to be included in any product reels), may be exercised by DWA in its sole and absolute discretion.

m.
Definitive Agreements: Fox acknowledges that it is familiar with DWA’s precedent agreements (in the form and to the extent publicly available) with respect to the matters described herein and agrees that such agreements shall serve as a basis for the Definitive Agreements, subject to good faith negotiation between the parties taking into account the parties’ respective precedent, custom and practice and stature within the industry. Without limiting the generality of the foregoing, Fox acknowledges that the terms herein relating to home video rights will be set forth in a Fulfillment Services Agreement pursuant to which DWA will retain all home video rights and transactional VOD rights and Fox will be engaged to render fulfillment services with respect thereto on the applicable terms and conditions set forth herein.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Term Sheet as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.

By:

Name:

Title:

DREAMWORKS ANIMATION HOME ENTERTAINMENT, INC.

By:

Name:

Title:

TWENTIETH CENTURY FOX FILM CORPORATION

By:

Name:

Title:

TWENTIETH CENTURY FOX HOME ENTERTAINMENT, LLC

By:

Name:

Title:

SCHEDULE 1
DEFINITION OF GROSS RECEIPTS
1.Definition: “Gross Receipts” shall consist of the following in connection with the Distribution Rights (other than home video exhibition and VOD exhibition with respect to which Fox is rendering fulfillment services, which are addressed in the definition of Home Video Gross Receipts):

a.
Domestic Theatrical Exhibition: All amounts received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subdistributors, for the right to exhibit or distribute the Licensed Pictures (including returnable and non-returnable advances) or as subsidies, prizes or aid, and all receipts directly from the distribution of the Licensed Pictures in the case of so called “four wall engagements and/or road shows”, in all cases in the U.S. and Canada.

b.
International Theatrical Exhibition: All amounts received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subdistributors, for the right to exhibit or distribute the Licensed Pictures (including returnable and non-returnable advances) or as subsidies, prizes or aid, and all receipts directly from the distribution of the Licensed Pictures in the case of so called “four wall engagements and/or road shows”, in all cases outside the U.S. and Canada.

c.
Non-Theatrical Exhibition: All amounts (including returnable and non-returnable advances) received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subdistributors, for the right to distribute, exhibit or license the exhibition of the Licensed Pictures for non-theatrical exhibition in the Territory.

d.
Television Exhibition: (i) All amounts, including advances, signing bonuses and security deposits (in each case, whether returnable or non-returnable) that are received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subdistributors, in connection with the business of licensing one or more Licensed Pictures for television exhibition, less refunds, credits, allowances and adjustments granted to persons licensed to exhibit such Licensed Picture(s); and (ii) barter receipts from the direct sale of commercial time controlled by Fox or any Fox affiliate less (a) advertising agency commissions payable and (b) refunds, credits, allowances, or adjustments (including “make goods”) granted in connection with the sale of such commercial time. For the avoidance of doubt, no advances, signing bonuses or security deposits actually paid to and received by Fox prior to the commencement of the Output Term shall be included in Gross Receipts hereunder (unless, and to the sole extent, such amounts, or any portion thereof, were paid to Fox in contemplation of this Term Sheet).

e.
Copyright Revenue: All amounts constituting copyright revenue received by Fox or any Fox affiliate from any person, including any subdistributor, in connection with the exercise of the Distribution Rights in and to the Licensed Pictures, excluding only copyright revenue derived from the Retained Rights.

f.
Recoveries: All amounts received by Fox or any Fox affiliate from any person with respect to claims or infringement of rights involving the Licensed Pictures, including copyright infringement, trademark infringement, piracy, misappropriation, unfair competition and similar claims brought by Fox or any Fox affiliate or any person pursuant to a DWA-approved distribution agreement, less all permitted costs and expenses.

g.
All Other Sources: All amounts received by Fox or any Fox affiliate from any person derived from the exploitation of any Distribution Rights and not enumerated above and all other sources not specifically excluded in Paragraph 5 below.

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2.***
3.Deemed Receipts:
a.Notwithstanding anything to the contrary contained in this Schedule 1, all Gross Receipts shall be deemed “received” sixty (60) days from the date when booked as a receivable (inclusive of any international reporting lag, if any), subject to later adjustment for amounts not received, other than amounts from domestic theatrical exhibition, non-theatrical and television exhibition (which shall be included in Gross Receipts on an actual basis as received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate).
b.Amounts received by Fox or any Fox affiliate shall be deemed to include any amounts that any such party does not receive in respect of exploitation of the Licensed Pictures from any subdistributors or licensees as the result of the deduction of any amounts referred to in Paragraph 2 above or to pay distribution expenses or any deductions, offsets or reductions not related to the exploitation of the Licensed Pictures.
4.Gross Receipts Adjustments:
a.Fox shall regularly (and in no event less than quarterly) consult with DWA with respect to its process for monitoring customer performance and the application of any adjustments, settlements, rebates, credits, allowances, refunds, or other changes in any receivables or payables on the books and records of Fox or any Fox affiliate that affect Gross Receipts or Distribution Expenses hereunder (collectively “Adjustments”), and write-offs and bad debt settlements. Without limiting the foregoing, it is understood that DWA shall make and approve all material decisions regarding terms of trade, including credit and payment terms, with respect to so-called “risk customers.” Any Adjustments, write-offs or bad debt settlements that do not relate exclusively to a Licensed Picture(s) shall be allocated to the Licensed Pictures on a non-discriminatory basis and in a manner that is no less favorable to DWA than the allocations to motion pictures produced or distributed by or on behalf of Fox throughout the world, under similar circumstances.
b.Further, Fox shall give DWA prompt written notice of all proposed Adjustments to the extent such Adjustments are not immaterial or ordinary-course changes (collectively, “Material Adjustments”) and material write-offs and bad debt settlements. With respect to any such material write-offs and bad debt settlements, DWA shall have prior approval thereof(i.e., approval prior to Fox effectuating any such write-offs or bad debt settlements).
c.Notwithstanding the foregoing, in the event that (i) the amount of cumulative worldwide Gross Receipts (inclusive of Home Video Gross Receipts) reported and paid to DWA with respect to a Licensed Picture is determined by Fox to be overstated for any reason (e.g., refund of advances, security deposits previously included in Gross Receipts or returns of video devices), and (ii) Fox is either required to repay or refund such overstated Gross Receipts or an amount equal to such overstated Gross Receipts is deducted from any amounts otherwise payable to Fox by a third party, DWA shall be solely responsible for reimbursing Fox for such overstated Gross Receipts. Fox shall have the right to deduct the amount of such overstated Gross Receipts from any amounts otherwise due to DWA by Fox hereunder. If Gross Receipts otherwise due and payable to DWA in the accounting period in which such overstated Gross Receipts are refunded or repaid by, or deducted from, Fox are insufficient to recoup the full amount of such overstated Gross Receipts, then DWA shall promptly repay Fox for any such
______________________
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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unrecouped amounts (less the amount of any Distribution Fees (inclusive of any Services Fees) previously deducted thereon) within five (5) business days after receipt of Fox’s invoice therefor (it being understood that DWA shall not be obligated to repay any such cash amounts, nor shall Fox be entitled to deduct from cash amounts otherwise due and payable to DWA hereunder, to the extent that any such repayment or deduction would result in the cumulative cash amounts received by DWA with respect to a Licensed Picture under this Term Sheet, as of the applicable measurement date, being less than the cumulative revenue reported by Fox to DWA on an accrual basis in accordance with U.S. GAAP with respect to such Licensed Picture as of such date). Any overstated amounts not repaid or recouped in one period shall be carried forward to the next accounting period. For the avoidance of doubt, the parties acknowledge and agree that the words “reported and paid to DWA” are intended to clarify that to the extent Distribution Expenses (inclusive of Home Video Fulfillment Expenses) were deducted from Gross Receipts, then the amount of any overstatement of such Gross Receipts that Fox shall be entitled to recoup pursuant to this paragraph shall be commensurately reduced.
5.Exclusions: Notwithstanding anything herein to the contrary, the following shall be excluded from Gross Receipts:
a.Amounts collected as taxes or for payment of taxes such as admission, sales, use or value added taxes;
b.Receipts from Retained Rights; and
c.Amounts collected or received by any theatre or another exhibitor (including ticket sales, subscription fees, concession receipts, box office receipts, entrance or ride receipts, and advertising income), any television broadcast station(s) or system, electronic transmission systems (including cable, direct broadcast satellite, microwave and master antenna), program delivery services and radio stations, or merchandisers, manufacturers, sellers, wholesale dealers or retail dealers of cassettes or of any other products, or book or music publishers, or persons producing or distributing sound records, or pay-television/cassette/on demand marketers, internet access providers, theme/amusement park operators or any persons similar to any of the foregoing persons (whether or not any of the foregoing parties are Fox affiliates). To the extent any of the foregoing are Fox affiliates, they are referred to in this Term Sheet as “End User Affiliates”.
6.Short Subjects: It is understood and agreed that, except as set forth below, all revenue derived from the exploitation of trailers or short subjects exhibited and/or licensed with any Licensed Picture, and all proceeds therefrom paid to Fox or any Fox affiliate or any subdistributors obligated to report such proceeds to Fox, shall be included in Gross Receipts of such Licensed Pictures. No portion of revenue from any Licensed Picture licensed and/or exhibited with a trailer or short subject shall be deemed to be derived from any trailer or short subject with a running time of 15 minutes or less, except where inclusion of such a trailer or short subject is made necessary by Fox’s or any Fox affiliate’s or any subdistributor’s obligation to supply a supporting program for minimum playing time. In the case of any trailer or short subject not excluded by the preceding sentence, the allocation of revenue therefrom shall be made on a reasonable and non-discriminatory basis. For the avoidance of doubt, any costs or expenses incurred by Fox and/or DWA in connection with the creation or exploitation of trailers, bonus material or short subjects accompanying Licensed Pictures shall be advanced by Fox and recouped by Fox as a Distribution Expense related to the accompanying Licensed Picture.
END OF SCHEDULE 1

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SCHEDULE 2
DEFINITION OF DISTRIBUTION EXPENSES
1.    Definition: “Distribution Expenses” shall mean, with respect to each Licensed Picture, the aggregate of all actual, third-party, out-of-pocket costs, charges and expenses (and specifically excluding Fox’s or any of its affiliates’ overhead or internal expenses, except those pre-approved in-house expenses mutually agreed and scheduled in connection with the Definitive Agreements) that have either been paid or incurred (i.e., reported as a liability in the accounts payable accounting system of Fox or its affiliates and deemed paid thirty (30) days thereafter) arising out of the exhibition, exploitation and use of such Licensed Picture, and the distribution, advertising, marketing, publicity, promotion and exploitation of such Licensed Picture whether directed to the public or to exhibitors, retailers or wholesalers dealing with such Licensed Picture in or for any and all Distribution Rights throughout the Territory, in each case for:
a.all theatrical and home video trailers and television spots, and all other advertising, marketing, publicity and promotional materials (“Marketing Materials”);
b.advertising space in any print or electronic media, including any Licensed Picture-specific theatrical trailer placement fees requested and approved by DWA;
c.subject to DWA’s prior approval in each instance, film festivals, premieres, preview screenings and other “special events” promoting the Licensed Picture, sales presentations, local or regional marketing conventions and marketing presentations for a designated Licensed Picture, talent touring, and all associated expenses incurred in connection with the foregoing, such as travel, living expenses and accommodations of talent or any of Fox’s employees (excluding straight time regular salaries but including overtime salaries), and expenses of any territory managers and marketing managers of subdistributors charged as Distribution Expenses pursuant to applicable DWA-approved distribution agreements; provided, however, that Fox may not charge as a Distribution Expense any travel, living expenses and accommodations of any of its employees hereunder unless Fox has first provided DWA with a budget therefor and DWA has approved such budget in writing;
d.prints and any other similar devices (including for creation, manufacture, editing, dubbing, subtitling, rescoring, delivery and use of the foregoing or any other means of exploitation now known or hereafter devised), virtual print fees and Fox’s share of actual costs charged for 3-d glasses and costs associated with digital cinema keys;
e.freight, shipping, transportation and storage costs for all prints and Marketing Materials;
f.taxes and government fees***; provided, however, DWA shall not be responsible for, and Fox shall indemnify DWA from, any corporate-level or other tax liability and any related penalties, interest or addition to tax (other than with respect to DWA’s own U.S. federal and state income tax liabilities) which may arise in connection with the Fox’s distribution of Licensed Pictures in the Territory;

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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g.checking and collection costs with respect to Gross Receipts to the extent pre-approved by DWA and in an amount not to exceed (i) 0.5% of Gross Receipts derived from theatrical exhibition, on a Licensed Picture-by-Licensed Picture basis in the U.S. and Canada, and (ii) 0.5% of Gross Receipts derived from theatrical exhibition, on a Licensed Picture-by-Licensed Picture basis outside of the U.S. and Canada;
h.remittance and conversion of Gross Receipts;
i.license fees, duties, other fees or any other amounts paid to permit use of the Licensed Picture;
j.a proportionate share of errors and omissions insurance in accordance with DWA’s precedent;
k.transaction fees imposed on credit card charges purchasing admission to view the Licensed Picture;
l.the distribution of the Licensed Picture incurred at the direction of DWA, including any incremental costs to provide DWA requested distribution services or information not available in Fox’s normal course of business; provided, that DWA shall have the right to approve the guidelines for third-party costs to be incurred by Fox in connection with providing information hereunder;
m.the prosecution, defense or settlement of any action directly relating to Fox’s exhibition or use of the Licensed Picture or any element thereof in accordance with the terms of this Term Sheet, including any interest and penalties; provided, that all amounts recovered pursuant to any of the aforementioned shall be included in Gross Receipts pursuant to this Term Sheet;
n.anti-piracy and security measures specific and incremental to the Licensed Picture, such as security guards at prerelease screenings and night-vision equipment charges;
o.costs relating to inclusion in MPAA anti-piracy programs to the extent pre-approved by DWA;
p.market research costs specific and incremental to the Licensed Picture (e.g., television spot tests, trailer tests, etc.) that are requested by DWA; and
q.sales and marketing website design development and support (including hosting services, server maintenance, hardware and software costs and security services).
2.    Subdistributor Distribution Expenses: Distribution Expenses shall include all costs, charges and expenses of distribution *** charged to, and undisputed by, Fox and its affiliates in their accountings with subdistributors with respect to the applicable Licensed Picture(s).

______________________
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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3.    Other Terms:
All Distribution Expenses shall be charged at rates that do not exceed the rates charged by Fox in connection with the distribution of comparable motion pictures distributed by Fox. Distribution Expenses shall not include (a) any of the foregoing costs, charges, fees and expenses relating to the Retained Rights, (b) Additional Distribution Expenses, (c) residuals and contingent compensation, (d) expenses associated with delinquent payments by Fox or any Fox affiliate to suppliers, vendors or other services providers (e.g., interest or finance charges) except to the extent caused by the actions or inactions of DWA or its affiliates, (e) costs of checking and collection of Gross Receipts in the U.S. and Canada in excess of 0.5% of Gross Receipts derived from the theatrical exhibition of each Licensed Picture in the U.S. and Canada, and costs of checking and collection of Gross Receipts outside the U.S. and Canada in excess of 0.5% of Gross Receipts derived from the theatrical exhibition of each Licensed Picture outside the U.S. and Canada, and (f) trade dues and assessments by trade organizations (other than as expressly provided above with respect to pre-approved MPAA anti-piracy programs). Fox shall have no responsibility for any costs referenced in the foregoing clauses (a), (b) or (c), except as otherwise provided in the Term Sheet. Fox shall be solely responsible for, and shall not charge or deduct, any costs referenced in the foregoing clauses (d), (e) and (f). Distribution Expenses shall be reduced by the net amount of any insurance recoveries attributable thereto to the extent received by Fox or its affiliates.
Distribution Expenses shall be deducted on a Licensed Picture-by-Licensed Picture basis by Fox from applicable Gross Receipts and shall be calculated after taking into account the following items to the extent they are directly attributable to the Licensed Pictures: all discounts, rebates and refunds actually received that serve to reduce the amount of Distribution Expenses.
For the avoidance of doubt, in computing Distribution Expenses for purposes of the U.S. GAAP accrual reports to be provided to DWA in accordance with the Term Sheet, Distribution Expenses shall be computed and reported in accordance with U.S. GAAP.
In no circumstances shall Distribution Expenses be double counted under this Term Sheet or otherwise.
For the avoidance of doubt, the intent of the parties is that (i) with respect to subdistribution arrangements, (A) “at source” gross receipts accounted to and accepted by Fox in its accountings with subdistributors shall constitute Gross Receipts hereunder with respect to the applicable territories and media, (B) “at source” distribution expenses accounted to and accepted by Fox in its accountings with subdistributors shall constitute Distribution Expenses hereunder with respect to the applicable territories and media, and (C) the only distribution fee charged to DWA hereunder is as set forth in Paragraph 6 of the Term Sheet and ***; and (ii) third-party sales agency fees and commissions shall in no event serve to reduce Gross Receipts or be charged by Fox as a Distribution Expense, other than to the extent expressly approved by DWA and scheduled in the Definitive Agreements.
END OF SCHEDULE 2

______________________
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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SCHEDULE 3

DEFINITION OF HOME VIDEO GROSS RECEIPTS

1.Definition: “Home Video Gross Receipts” shall consist of the following:

a.
Home Video Exhibition: All amounts (including returnable and non-returnable advances) received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subcontractors, in connection with the provision of home video fulfillment services with respect the Licensed Pictures or as subsidies, prizes or aid.

b.
VOD Exhibition: All amounts (including returnable and non-returnable advances) received by or credited (in lieu of cash) to the account of Fox or any Fox affiliate from any person, including subcontractors, in connection with the servicing by Fox of the applicable VOD rights with respect to each Licensed Picture.

c.
Copyright Revenue: All amounts constituting copyright revenue received by Fox or any Fox affiliate from any person, including any subcontractor, in connection with the home video exhibition and provision of fulfillment services with respect to the Licensed Pictures.

d.
Recoveries: All amounts received by Fox or any Fox affiliate from any person with respect to claims or infringement of rights involving the Licensed Pictures, including copyright infringement, trademark infringement, piracy, misappropriation, unfair competition and similar claims brought by Fox or any Fox affiliate or any person pursuant to a DWA-approved fulfillment servicing agreement, less all permitted costs and expenses.

e.
All Other Sources: All amounts received by Fox or any Fox affiliate from any person derived from the home video exhibition and provision of fulfillment services with respect to the Licensed Pictures and not enumerated above and all other sources not specifically excluded in Paragraph 5 below.

2.***

3.Deemed Receipts / Reserves:

a.Notwithstanding anything to the contrary contained in this Schedule 3, all Home Video Gross Receipts shall be deemed “received” sixty (60) days from the date when booked as a receivable (inclusive of the international reporting lag in Paragraph 10(b) of the Term Sheet), subject to later adjustment for amounts not received.

b.It is acknowledged and agreed that Fox shall be entitled to establish customary and appropriate reserves for home video returns.  The timing and methodology for the establishment and liquidation of such reserves shall be negotiated in good faith in connection with the

______________________
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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Definitive Agreements, taking into account the business practices and reporting and cash management requirements of DWA and Fox.

c.Notwithstanding anything to the contrary contained herein, offsets to Home Video Gross Receipts shall include returns, reserves and customer deductions (e.g., deductions for rebates, discounts, price protections, etc.) and other items mutually agreed by the parties in connection with the Definitive Agreements (but shall specifically exclude Video Placement Fees). Any such offsets shall be deemed to reduce Home Video Gross Receipts (and, for purposes of clarity, such amounts shall not be charged as Home Video Fulfillment Expenses hereunder, and Fox’s Services Fee shall be charged on the net Home Video Gross Receipts remaining after deduction of such amounts).

d.Except as otherwise expressly set forth in Paragraph 10(f) of the Term Sheet, amounts received by Fox or any Fox affiliate shall be deemed to include any amounts that any such party does not receive in respect of such party’s provision of fulfillment services with respect to the Licensed Pictures from any subcontractors or third-party service providers as the result of the deduction of any amounts referred to in Paragraph 2 above or to pay fulfillment expenses or any deductions, offsets or reductions not related to the provision of fulfillment services with respect to the Licensed Pictures.

4.Home Video Gross Receipts Adjustments:

a.Fox shall regularly (and in no event less than quarterly) consult with DWA with respect to its process for monitoring customer performance and the application of any adjustments, settlements, rebates, credits, allowances, refunds, or other changes in any receivables or payables on the books and records of Fox or any Fox affiliate that affect Home Video Gross Receipts or Home Video Fulfillment Expenses hereunder (collectively, “HV Adjustments”), and write-offs and bad debt settlements. Without limiting the foregoing, it is understood that DWA shall make and approve all material decisions regarding terms of trade, including credit and payment terms, with respect to so-called “risk customers.” Any HV Adjustments, write-offs or bad debt settlements that do not relate exclusively to a Licensed Picture(s) shall be allocated to the Licensed Pictures on a non-discriminatory basis and in a manner that is no less favorable to DWA than the allocations to motion pictures serviced by or on behalf of Fox throughout the world under similar circumstances.

b.Further, Fox shall give DWA prompt written notice of all proposed HV Adjustments to the extent such HV Adjustments are not immaterial or ordinary-course changes (collectively, “Material HV Adjustments”) and material write-offs and bad debts. With respect to any such material write-offs and bad debt settlements, DWA shall have prior approval thereof (i.e., approval prior to Fox effectuating any such write-offs or bad debt settlements).

5.Exclusions: Notwithstanding anything herein to the contrary, the following shall be excluded from Home Video Gross Receipts:

a.amounts collected as taxes or for payment of taxes such as admission, sales, use or value added taxes; and

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b.amounts collected or received by any electronic transmission systems (including cable, direct broadcast satellite, microwave and master antenna), program delivery services and radio stations (and all other exhibitors of motion pictures to viewers by any means now known or hereafter devised), or laboratories producing and/or distributing motion picture copies, or merchandisers, manufacturers, sellers, wholesale dealers or retail dealers of video devices or of any other products, or pay-television/VOD marketers, internet access providers, theme/amusement park operators or any persons similar to any of the foregoing persons (whether or not any of the foregoing parties are subsidiaries or affiliates of Fox, or are owned, operated, managed or controlled by Fox). To the extent any of the foregoing are Fox affiliates, they are referred to in this Term Sheet as “HV End User Affiliates”.

6.End of Term Reserve. Beginning in the last six (6) months of the Exploitation Term, Fox shall have the right to establish reasonable reserves for Home Video Fulfillment Expenses reasonably anticipated to be incurred by Fox during the remainder of the Exploitation Term and for a reasonable period thereafter, including costs reasonably anticipated to be incurred in connection with the transition and return of materials to DWA (the “End of Term Reserve”). The timing, methodology and scope of such End of Term Reserve (which scope may include the potential for reserves for customer audits), and the liquidation of such End of Term Reserve, shall be negotiated in good faith in connection with the Definitive Agreements, taking into account the business practices and reporting and cash management requirements of DWA and Fox.

END OF SCHEDULE 3

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SCHEDULE 4

DEFINITION OF HOME VIDEO FULFILLMENT EXPENSES

1.    Definition: “Home Video Fulfillment Expenses” shall mean, with respect to each Licensed Picture, the aggregate of all actual, third-party, out-of-pocket costs, charges and expenses (and specifically excluding Fox’s or any of its affiliates’ overhead or internal expenses, except those pre-approved in-house expenses mutually agreed and scheduled in connection with the Definitive Agreements) that are Deemed Payables arising from the manufacture, duplication, replication, sales, marketing, promotion and other costs associated with rendering home video fulfillment services pursuant to this Term Sheet. Home Video Fulfillment Expenses shall be considered “Deemed Payables” thirty (30) days after they are paid, incurred or expensed. As used in this definition:
a.    Manufacturing costs include the manufacture, packaging and shipping of video devices, including costs with respect to authoring and compression, re-editing, dubbing, menuing, subtitling, creation and support of software to allow transfer of the Licensed Picture from discs, cartridges or cards to portable devices or computers (e.g., “digital copies” or “managed copies”), closed captioning and narration for the deaf and blind, licensing and clearance costs for special features, mastering, duplication, replication, anti-piracy devices and anti-copy protection, raw material costs including tape, disc, shell, box, label, sleeves, containers, stickers, packaging materials and services including plastic wrapping, “pick, pack and ship” and other physical distribution and handling services, freight, transportation, warehousing, storage, merchandising services, processing of returns, inventory placement and replenishment, customer penalties and charges, services related to vendor-managed inventory, degaussing and disposal.
b.    Sales and marketing costs include selling, advertising, and promotion of video devices, including design, production, and manufacture (for the purposes of home video exhibition) of marketing and advertising materials, press kits, advertising funding and rebates including co-operative advertising and regional marketing funds, wholesale rebates, direct-to-consumer rebates, display and point-of-purchase advertising, trailers, screening video devices, media purchases, sales and marketing website design development and support (including hosting services, server maintenance, hardware and software costs and security services), artwork graphics, fulfillment, promotions, mass merchant advertising, fees for placement of video devices in particular sales locations in retailer stores (“Video Placement Fees”), advertising agency and consultant fees, publicists and related costs, sales agent fees and related costs, sales incentive programs, anti-piracy costs including an allocable portion of the dues and assessments payable with respect to MPAA anti-piracy programs relating to video devices (to the extent pre-approved by DWA), research, public relations fees, trade show and entertainment costs, commercial tie-ins, mailers and sales commissions.
c.    Development, production and other costs related to the delivery of so called DVD extras, bonus and other material included in the video devices.
d.    Any of the foregoing costs directly related to delivering a Licensed Picture for exhibition via VOD including, but not limited to, costs incurred to audit program delivery services, encoding costs, transcoding costs, and transmission costs.
e.    Fulfillment expenses include conversion of funds costs, credit and collections costs (e.g., outside bankruptcy counsel costs) and credit insurance costs (in each case, if pre-approved by DWA).

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2.    Subcontractor Home Video Fulfillment Expenses: Home Video Fulfillment Expenses shall include all costs, charges and expenses of providing fulfillment services *** charged to, and undisputed by, Fox and its affiliates in their accountings with subcontractors with respect to the applicable Licensed Picture(s).
3.    Other Terms.
All Home Video Fulfillment Expenses shall be charged at rates that do not exceed the rates charged by Fox in connection with the home video exhibition of comparable motion pictures exploited by Fox. Home Video Fulfillment Expenses shall not include (a) Additional Home Video Fulfillment Expenses, (b) residuals and contingent compensation, (c) expenses associated with delinquent payments by Fox and/or any Fox affiliate to suppliers, vendors or other services providers (e.g., interest or finance charges) except to the extent caused by the actions or inactions of DWA or its affiliates, and (d) trade dues and assessments by trade organizations (other than as expressly provided above with respect to pre-approved MPAA anti-piracy programs). Fox shall have no responsibility for any costs referenced in the foregoing clauses (a) and (b), except as otherwise provided in the Term Sheet. Fox shall be solely responsible for, and shall not charge or deduct, any costs referenced in the foregoing clauses (c) and (d). Home Video Fulfillment Expenses shall be reduced by the net amount of any insurance recoveries attributable thereto to the extent received by Fox or its affiliates.
Home Video Fulfillment Expenses shall be deducted on a Licensed Picture-by-Licensed Picture basis by Fox from applicable Home Video Gross Receipts and shall be calculated after taking into account the following items to the extent they are directly attributable to the Licensed Pictures: all discounts, rebates and refunds actually received that serve to reduce the amount of Home Video Fulfillment Expenses.
For the avoidance of doubt, in computing Home Video Fulfillment Expenses for purposes of the U.S. GAAP accrual reports to be provided to DWA in accordance with the Term Sheet, Home Video Fulfillment Expenses shall be computed and reported in accordance with U.S. GAAP.
In no circumstances shall Home Video Fulfillment Expenses be double counted under this Term Sheet or otherwise.
For the avoidance of doubt, the intent of the parties is that (i) with respect to subcontractor arrangements (other than royalty arrangements described in the Term Sheet), (A) “at source” home video gross receipts accounted to and accepted by Fox in its accountings with subcontractors shall constitute Home Video Gross Receipts hereunder with respect to the applicable territories and media, (B) “at source” fulfillment expenses accounted to and accepted by Fox in its accountings with subcontractors shall constitute Home Video Fulfillment Expenses hereunder with respect to the applicable territories and media, and (C) the only service fee charged to DWA hereunder is as set forth in Paragraph 6 of the Term Sheet and ***; and (ii) third-party sales agency fees and commissions shall in no event serve to reduce Home Video Gross Receipts or be charged by Fox as a Home Video Fulfillment Expense, other than to the extent expressly approved by DWA and scheduled in the Definitive Agreements.
END OF SCHEDULE 4

______________________
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the omitted portions.

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SCHEDULE 5
ADDITIONAL DWA APPROVALS

1.	Distribution / Marketing Approvals:

a.	Use of the title (or changes to the title) of a Licensed Picture

b.	Exploitation of clips and featurettes

c.	Outright/flat sales

d.	The content of “specials” or other similar audio-visual productions produced by Fox as part of its promotional arrangements with media companies

e.
Any joint advertising, joint marketing, product placement or joint distribution activities (including with respect to home video incentive programs or home video marketing programs) for a Licensed Picture and a Fox picture

2.	Theatrical Exhibition Approvals:

a.	Any materials added to a Licensed Picture or the use of any elements of a Licensed Picture for other pictures

b.	Any reissues or re-releases

c.	The withdrawal or withholding of any Licensed Picture from theatrical exhibition in any territory

d.	Arrangements with significant suppliers, vendors and service providers

e.	Laboratories

f.	Preview screenings and other “special events” promoting the Licensed Pictures, sales presentations, local or regional marketing conventions and marketing presentations

g.	Exclusivity or other distribution restrictions in any distribution agreements

h.	Any double bills (unless required by law)

i.	Print storage and retrieval procedures

3.	Video Services Approvals:

a.	Strategic plans and directions for DWA video devices

b.	Packaging

c.
Arrangements with significant third-party suppliers, such as laboratory, dubbing, duplication, manufacturing, advertising, marketing, publicity and packaging arrangements, printers, designers, production houses and related vendors and suppliers

d.	Compression and authoring

4.	Digital Approvals:

a.	Digital license terms, including pricing / revenue splits, availability periods, etc.

b.	Identity of digital licensees / platforms

c.	Significant suppliers, vendors and service providers

d.	Transmission medium and approved consumer devices

e.	DRM / content protection

f.	Format / aspect ratio

g.	DWA branding on a digital service

h.	Genre or other categorization of DWA pictures

i.	Editing

j.	User terms of service
END OF SCHEDULE 5

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SCHEDULE 6
REQUIRED INTERNATIONAL TERRITORIES

Albania	Hong Kong	Peru
American Samoa	Hungary	Philippines
Andorra	Iceland	Poland
Andorra	India	Portugal
Aruba	Indonesia	Qatar
Australia	Ireland	Reunion Island
Austria	Ireland	Romania
Azerbaijan	Israel	Russia
Bahrain	Italy	Saipan
Belgium	Jamaica	San Marino
Bolivia	Japan	Saudi Arabia
Brazil	Jersey	Scotland
Brunei	Jordan	Serbia & Montenegro
Bulgaria	Korea	Singapore
Chile	Korea	Slovakia
China	Latvia	Slovenia
Columbia	Lebanon	South Africa
Costa Rica	Liechtenstein	Spain
Croatia	Lithuania	Sri Lanka
Curacao	Luxembourg	Suriname
Cyprus	Macau	Sweden
Czech Republic	Macedonia	Switzerland
Denmark	Malta	Tahiti
Dominican Republic	Malaysia	Taiwan
Ecuador	Martinique	Thailand
Egypt	Mauritius	Trinidad
El Salvador	Mexico	Turkey
Estonia	Moldova	UAE
Fiji	Monaco	Ukraine
Finland	Morocco	United Kingdom
France	Netherlands	Uruguay
French Guyana	New Caledonia	Venezuela
Georgia	New Zealand	Vietnam
Germany	Nicaragua	Vietnam
Gibraltar	Northern Ireland	Wales
Greece	Norway	Western Samoa
Guadeloupe	Oman
Guam	Pakistan
Guatemala	Panama
Honduras	Paraguay
END OF SCHEDULE 6

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